FOR IMMEDIATE RELEASE

Contacts:	Jerry W. Nix, Vice Chairman and CFO — (770) 612-2048 Sidney G. Jones, Vice President-Investor Relations — (770) 818-4628

GENUINE PARTS COMPANY
REPORTS FIRST QUARTER 2012 RESULTS

Atlanta, Georgia, April 19, 2012 — Genuine Parts Company (NYSE: GPC) reports sales and earnings for the first quarter ended March 31, 2012.

Thomas C. Gallagher, Chairman and Chief Executive Officer, announced today that sales for the first quarter ended March 31, 2012, were $3.2 billion, up 7% compared to the first quarter of 2011. Net income for the quarter was $146.3 million, an increase of 16% over $126.5 million recorded in the same period of the previous year. Earnings per share on a diluted basis were 93 cents, also up 16% compared to 80 cents for the first quarter last year.

Mr. Gallagher stated, “We are pleased to report another period of solid sales and earnings growth for the Company. In the first quarter, the Automotive Group posted a 6% sales increase. This Group has experienced steady and consistent sales growth dating back to the fourth quarter of 2009, reflecting the positive impact of our sales initiatives and the sound fundamentals in the automotive aftermarket, which continue to support a healthy marketplace. Sales for Motion Industries, our Industrial Group, remain the strongest among our four business segments, growing by 12% in the quarter. EIS, our Electrical Group, posted a 5% sales increase. Both Motion Industries and EIS have generated very strong sales growth over the last two years, driven by their internal initiatives and the recovery of the manufacturing sector of the economy. We remain encouraged by the continued strength we see in the industrial markets. S. P. Richards, our Office Products Group, showed a 1.5% sales decrease for the quarter, reflecting the difficult environment for the office products industry. Under the current conditions, we are relying on our internal sales initiatives for additional progress in this segment.”

Mr. Gallagher concluded, “Our balance sheet is in excellent condition and we continue to generate strong cash flows, which offer us tremendous opportunities for growth. As we turn to the second quarter, we are optimistic that our businesses will show continued progress over the balance of the year.”
Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-331-5106, conference ID 67410952. A replay will also be available on the Company’s website or at 855-859-2056, conference ID 67410952, two hours after the completion of the call until 12:00 a.m. EDT on May 3, 2012.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2011 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, Form 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
	(in thousands, except per share data)
Net sales	$3,181,288	$2,974,198
Cost of goods sold	2,262,177	2,125,404

Gross profit	919,111	848,794
Operating expenses:
Selling, administrative & other expenses	667,958	634,269
Depreciation and amortization	22,985	22,545

	690,943	656,814
Income before income taxes	228,168	191,980
Income taxes	81,913	65,465

Net income	$146,255	$126,515

Basic net income per common share	$.94	$.80
Diluted net income per common share	$.93	$.80
Weighted average common shares outstanding	155,810	157,633
Dilutive effect of stock options and non-vested restricted stock awards	1,139	1,023

Weighted average common shares outstanding – assuming dilution	156,949	158,656

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$1,493,499	$1,404,865
Industrial	1,121,223	999,771
Office Products	426,153	432,666
Electrical/Electronic Materials	147,116	139,814
Other (1)	(6,703)	(2,918)

Total net sales	$3,181,288	$2,974,198

Operating profit:
Automotive	$114,561	$97,899
Industrial	84,328	66,009
Office Products	37,515	37,404
Electrical/Electronic Materials	11,966	10,070

Total operating profit	248,370	211,382
Interest expense, net	(4,715)	(6,500)
Other, net	(15,487)	(12,902)

Income before income taxes	$228,168	$191,980

Capital expenditures	$16,889	$14,534

Depreciation and amortization	$22,985	$22,545

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2012	2011
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$424,424	$465,882
Trade accounts receivable, net	1,605,469	1,490,744
Merchandise inventories, net	2,264,398	2,236,758
Prepaid expenses and other current assets	307,255	301,845

TOTAL CURRENT ASSETS	4,601,546	4,495,229
Goodwill and other intangible assets, less accumulated amortization	292,893	229,276
Deferred tax asset	246,590	155,543
Other assets	453,955	209,656
Net property, plant and equipment	500,845	479,816

TOTAL ASSETS	$6,095,829	$5,569,520

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,559,874	$1,369,542
Current portion of debt	—	250,000
Income taxes payable	86,266	74,661
Dividends payable	77,168	70,950
Other current liabilities	208,061	238,483

TOTAL CURRENT LIABILITIES	1,931,369	2,003,636
Long-term debt	500,000	250,000
Retirement and other post-retirement benefit liabilities	487,932	252,432
Other long-term liabilities	282,534	184,584

Common stock	155,910	157,543
Retained earnings and other	3,182,118	2,982,748
Accumulated other comprehensive loss	(453,519)	(270,029)

TOTAL PARENT EQUITY	2,884,509	2,870,262
Noncontrolling interests in subsidiaries	9,485	8,606

TOTAL EQUITY	2,893,994	2,878,868

TOTAL LIABILITIES AND EQUITY	$6,095,829	$5,569,520

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months
	Ended March 31,
	2012	2011
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$146,255	$126,515
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,985	22,545
Share-based compensation	1,749	512
Excess tax benefits from share-based compensation	(5,335)	(529)
Other	(50)	85
Changes in operating assets and liabilities	6,693	(95,717)

NET CASH PROVIDED BY OPERATING ACTIVITIES	172,297	53,411
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(16,889)	(14,534)
Acquisitions and other	(188,918)	(33,903)

NET CASH USED IN INVESTING ACTIVITIES	(205,807)	(48,437)
FINANCING ACTIVITIES:
Stock options exercised	(3,122)	609
Excess tax benefits from share-based compensation	5,335	529
Dividends paid	(70,019)	(64,600)
Purchase of stock	(296)	(9,095)

NET CASH USED IN FINANCING ACTIVITIES	(68,102)	(72,557)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	982	3,497

NET DECREASE IN CASH AND CASH EQUIVALENTS	(100,630)	(64,086)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	525,054	529,968

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$424,424	$465,882